SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2009
AXCESS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11933 (Commission File Number)	85-0294536 (I.R.S. Employer Identification No.)

16650 Westgrove Drive, Suite 600, Addison, Texas (Address of principal executive offices)	75001 (Zip Code)
      Registrant’s telephone number, including area code (972) 407-6080

Former Address: 3208 Commander Drive, Carrollton, Texas (Address of principal executive offices)	75006 (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Axcess International Inc. has won a competitive procurement to provide security infrastructure solutions for the Port at Trinidad’s capital, Port-of-Spain. The value of the award is $3.54 million and is expected to be completed at the beginning of the second quarter. When the contract is finalized, the comprehensive system will include active RFID, multiple types of sensors and multiple types of scanners to improve daily security operations and will augment the security at the Port for modern day threats such as terrorism. Axcess will provide the entire system including design, installation, training, and maintenance.

Item 9.01.	Exhibits.

99.1	Press release announcing the Trinidad award *

*	Filed herewith

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC. (Registrant)
February 25, 2009	/s/ ALLAN GRIEBENOW
(Date)	Allan Griebenow
President and Chief Executive Officer